Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Second Quarter 2009 Results

OKLAHOMA CITY (August 6, 2009) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the second quarter of 2009.

For the second quarter of 2009, Gulfport reported net income of $5.1 million on oil and gas revenues of $20.7 million, or $0.12 per diluted share. EBITDA (as defined below) for the second quarter of 2009 was $13.0 million and cash flow from operating activities before changes in working capital was $12.7 million.

Production and Operational Highlights

Net production was 354,203 barrels of oil, 80,579 thousand cubic feet (“MCF”) of natural gas and 700,400 gallons of natural gas liquids (“NGL”), or 384,309 barrels of oil equivalent (“BOE”) for the second quarter of 2009. Realized price, which includes transportation, for the quarter was $56.41 per barrel of oil, $2.89 per MCF of natural gas and $0.64 per gallon of NGL, or a total blended price of $53.76 per BOE.

Net production for the second quarter of 2009 by region was 326,792 BOE in Southern Louisiana, 56,285 BOE in the Permian Basin and 1,232 BOE in the Bakken.

Lease operating expenses for the second quarter of 2009 were $4.1 million, or $10.62 per BOE, and general and administrative expenses were $1.1 million, or $2.97 per BOE.

At West Cote Blanche Bay (“WCBB”), Gulfport spud its first well of 2009 on June 5, 2009 and has since drilled and set pipe on three wells. At present Gulfport is drilling ahead on its fourth well and currently expects to drill a total of eight to ten wells at WCBB during 2009. Gulfport performed a total of 12 recompletions at WCBB in the second quarter.

At Hackberry, Gulfport has moved a rig into the field and spud its first well of 2009 on July 19, 2009. Gulfport plans to drill approximately four wells at Hackberry during 2009. In addition, Gulfport has entered into a two year joint exploration agreement with an active gulf coast operator covering approximately 3,058 net acres adjacent to Gulfport’s East Hackberry field. Gulfport is the designated operator under the agreement and will participate in proposed wells with at least a 70% working interest. Gulfport is in the process of licensing approximately 40 square miles of 3-D seismic data covering a portion of the area and plans to reprocess the data.

In the Permian Basin, Gulfport has acquired an additional 2,127 net acres, increasing its total leasehold position in the play to 6,437 net acres. At present, a seismic survey is being conducted on the newly acquired acreage and Gulfport expects a well to be drilled on this acreage by the end of 2009. Additionally, as a product of ongoing science efforts, approximately 20 wells have been identified to have additional up-hole potential and are candidates for recompletions in the future.

In Canada, Gulfport has an approximate 25% interest in Grizzly Oil Sands ULC (“Grizzly”), a Canadian oil sands company. Grizzly holds a significant land position in the Alberta oil sands with 511,765 net acres of oil sands leases, all of which are owned and operated by Grizzly (127,941 acres net to Gulfport). In the first quarter of 2009, Grizzly concluded its 2008-2009 winter drilling season having drilled 15 core holes, including one water supply test. Grizzly has contracted McDaniel & Associates to conduct a resource assessment and economic evaluation of Algar Lake and expects to file its regulatory application for a steam assisted gravity drainage (SAGD) facility with the government by year-end 2009.

In the Bakken, as previously announced, Gulfport sold approximately 12,270 net acres and approximately 190 net BOE per day of production for $13.0 million, with an effective date of April 1, 2009. Gulfport currently holds 6,740 net acres in the Bakken and continues to actively participate in drilling and completion activity in the play.

Presentation

An updated presentation was posted to the Company’s website on the morning of August 6, 2009. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host a conference call today at 1:00 p.m. CST to discuss its second quarter 2009 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling 1-866-730-5762. The passcode for the call is 14626105. A replay of the call will be available for two weeks at 1-888-286-8010. The replay passcode is 34356238. The webcast will be archived on the Company’s website for one year and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and the Permian Basin in West Texas. Gulfport also holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC. In addition, Gulfport is participating in wells in the Bakken play in the Williston Basin in North Dakota.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash flows from operating activities before changes in operating assets and liabilities. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul K. Heerwagen

Investor Relations

pheerwagen@gulfportenergy.com

405-242-4888

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Oil and condensate sales	$19,979,000	$32,628,000	$37,004,000	$61,282,000
Gas sales	233,000	2,471,000	616,000	4,275,000
Natural gas liquids sales	447,000	756,000	899,000	1,568,000
Other income (expense)	(145,000)	(53,000)	(221,000)	(205,000)

	20,514,000	35,802,000	38,298,000	66,920,000

Costs and expenses:
Lease operating expenses	4,082,000	4,805,000	9,069,000	8,544,000
Production taxes	2,385,000	3,997,000	4,270,000	7,428,000
Depreciation, depletion, and amortization	7,350,000	10,054,000	14,770,000	19,520,000
General and administrative	1,143,000	1,837,000	2,279,000	3,522,000
Accretion expense	144,000	140,000	286,000	277,000

	15,104,000	20,833,000	30,674,000	39,291,000

INCOME FROM OPERATIONS:	5,410,000	14,969,000	7,624,000	27,629,000

OTHER (INCOME) EXPENSE:

Interest expense	439,000	996,000	1,072,000	2,230,000
Insurance proceeds	—	(769,000)	(1,050,000)	(769,000)
Interest income	(135,000)	(144,000)	(237,000)	(224,000)

	304,000	83,000	(215,000)	1,237,000

INCOME BEFORE INCOME TAXES	5,106,000	14,886,000	7,839,000	26,392,000

INCOME TAX EXPENSE:	28,000	—	28,000	—

NET INCOME	$5,078,000	$14,886,000	$7,811,000	$26,392,000

NET INCOME PER COMMON SHARE:

Basic	$0.12	$0.35	$0.18	$0.62

Diluted	$0.12	$0.35	$0.18	$0.61

Basic weighted average shares outstanding	42,660,370	42,603,451	42,653,164	42,573,579

Diluted weighted average shares outstanding	42,953,016	43,065,637	42,934,954	43,059,113

Gulfport Energy Corporation

Reconciliation of EBITDA and Cash Flow

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net income	$5,078,000	$14,886,000	$7,811,000	$26,392,000
Interest expense	439,000	996,000	1,072,000	2,230,000
Income tax expense	28,000	—	28,000	—
Accretion expense	144,000	140,000	286,000	277,000
Depreciation, depletion, and amortization	7,350,000	10,054,000	14,770,000	19,520,000

EBITDA	$13,039,000	$26,076,000	$23,967,000	$48,419,000

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Cash provided by operating activity	$9,039,000	$24,743,000	$22,871,000	$45,717,000
Adjustments:
Changes in assets and liabilities	3,673,000	524,000	259,000	983,000

Operating Cash Flow	$12,712,000	$25,267,000	$23,130,000	$46,700,000

Gulfport Energy Corporation

Production Schedule

(Unaudited)

	2Q 2009	2Q 2008	YTD 2009	YTD 2008
Production Volumes:

Oil (MBbls)	354.2	398.6	754.3	770.4
Gas (MMcf)	80.6	202.2	159.9	424.0
NGL (Gal)	700.4	516.9	1,423.5	1,110.0
Oil Equivalents (MBOE)	384.3	444.6	814.9	867.5

Average Realized Price:

Oil (per Bbl)	$56.41	$81.85	$49.06	$79.54
Gas (per Mcf)	$2.89	$12.22	$3.85	$10.08
NGL (per Gal)	$0.64	$1.46	$0.63	$1.41
Oil Equivalents (BOE)	$53.76	$80.64	$47.27	$77.37